================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [_]

          Check the appropriate box:

          [_]  Preliminary Proxy Statement
          [_]  Confidential, for Use of the Commission Only
               (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [_]  Definitive Additional Materials
          [_]  Soliciting Material Pursuant to Rule 14a-11(c) or
               Rule 14a-12


                                AVENUE A, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X]  No Fee Required
  [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


                           CALCULATION OF FILING FEE
------------------------------------------------------------------------------------------------------------------------
                                                        Per unit price or other
                                                          underlying value of
Title of each class of        Aggregate number of         transaction computed      Proposed maximum
 securities to which          securities to which         pursuant to Exchange     aggregate value of
 transaction applies:         transaction applies:           Act Rule 0-11:           transaction:       Total fee paid:
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

     [_]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
                                 -----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------
     (3)  Filing Party:
                       ---------------------------------------------------------
     (4)  Date Filed:
                     -----------------------------------------------------------

================================================================================

                               [LOGO OF AVENUE A]

                                          April 20, 2001

Dear Avenue A Shareholder:

   I am pleased to invite you to the Avenue A 2001 Annual Meeting of Shareholders. The meeting will be at 8:00 a.m. on Wednesday, May 30, 2001, in the 40th Floor Conference Room in the Bank of America Tower, 701 Fifth Avenue, Seattle, Washington.

   At the meeting, you will have the opportunity to elect directors to the Avenue A Board of Directors and transact any other business properly presented at the meeting. In addition, you will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Avenue A and our operations, including our audited financial statements, in the enclosed 2000 Annual Report to Shareholders.

   We hope you can join us on May 30. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

                                          Sincerely,

                                          /s/ Jeffrey J. Miller

                                          Jeffrey J. Miller
                                          Corporate Secretary

                                AVENUE A, INC.
                         506 Second Avenue, 9th Floor
                           Seattle, Washington 98104

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Wednesday, May 30, 2001

                               ----------------

                                April 20, 2001

DEAR AVENUE A SHAREHOLDER:

   On Wednesday, May 30, 2001, Avenue A, Inc. will hold its 2001 Annual Meeting of Shareholders in the 40th Floor Conference Room in the Bank of America Tower, 701 Fifth Avenue, Seattle, Washington. The Annual Meeting will begin at 8:00 a.m. Only shareholders who owned stock at the close of business on March 28, 2001 can vote at this meeting or any adjournments that may take place. At the Annual Meeting we will ask you to:

  . Elect directors to hold office for the term as described in the attached Proxy Statement and

  .  Transact any other business properly presented at the meeting.

   Your Board of Directors recommends that you vote in favor of the proposal outlined in the Proxy Statement.

   At the meeting we will also report on the 2000 business results of Avenue A and other matters of interest to shareholders.

   To ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

   The approximate date of mailing for the Proxy Statement and accompanying proxy card is April 20, 2001.

                                        By Order of the Board of Directors,

                                        /s/ Jeffrey J. Miller

                                        Jeffrey J. Miller
                                        Corporate Secretary


   Please note that attendance at the Annual Meeting will be limited to shareholders as of the record date or their authorized representatives and guests of Avenue A.

                                 AVENUE A, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The Board of Directors of Avenue A, Inc. ("Avenue A") is sending you this Proxy Statement in connection with its solicitation of proxies for use at the Avenue A 2001 Annual Meeting of Shareholders. The Annual Meeting will be held on Wednesday, May 30, 2001, in the 40th Floor Conference Room in the Bank of America Tower, 701 Fifth Avenue, Seattle, Washington, at 8:00 a.m. Avenue A intends to give or mail to shareholders definitive copies of this Proxy Statement and accompanying proxy card on or about April 20, 2001.

Record Date and Outstanding Shares

   Only those shareholders who owned common stock of Avenue A at the close of business on March 28, 2001, the record date for the Annual Meeting, can vote. At that date, there were 58,139,058 issued and outstanding shares of common stock.

Quorum

   A quorum for the Annual Meeting is a majority of the outstanding shares of common stock entitled to vote and present, whether in person or by proxy, at the Annual Meeting.

Revocability of Proxies

   If you give your proxy card to Avenue A, you have the power to revoke it at any time before it is exercised. Your proxy card may be revoked by:

  .  notifying the Secretary of Avenue A in writing before the Annual
     Meeting;

  . delivering to the Secretary of Avenue A before the Annual Meeting a signed proxy card with a later date; or

  .  attending the Annual Meeting and voting in person.

Voting

   You are entitled to one vote for each share of common stock you hold. For the election of directors, the six directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected to the Board. You are not entitled to cumulate votes in the election of directors.

   If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendations. Avenue A is not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named in it to vote the shares.

   Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. However, abstentions and broker non-votes will have no effect on the proposal to be voted on at the

Annual Meeting since they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposal.

Attendance at the Annual Meeting

   If you own shares of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy card. If you own shares through a bank or brokerage firm account, you may attend the Annual Meeting, but you must bring account statements or letters from the bank or brokerage firm showing that you owned Avenue A stock as of March 28, 2001. Additionally, if you own shares through a bank or brokerage firm account, to vote your shares in person at the meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your account representative to learn how to obtain a "legal proxy."

Solicitation of Proxies

   Proxies will be solicited by certain of Avenue A's directors, officers and regular employees, without payment of any additional compensation to them. Proxies will be solicited by personal interview, mail or telephone. Any costs relating to such solicitation of proxies will be borne by Avenue A. In addition, Avenue A may reimburse banks, brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   In accordance with the Bylaws of Avenue A, the Board of Directors has fixed the number of directors constituting the Board at six. The Board is divided into three classes, with one class of Directors elected to a three-year term at each annual meeting of shareholders after the 2001 Annual Meeting. At the 2001 Annual Meeting, two Directors will be elected to hold office until the 2004 Annual Meeting of Shareholders, or until their respective successors are elected and qualified; two Directors will be elected to hold office until the 2003 Annual Meeting of Shareholders, or until their respective successors are elected and qualified; and two Directors will be elected to hold office until the 2002 Annual Meeting of Shareholders, or until their respective successors are elected and qualified.

   The Board of Directors has proposed that the following nominees be elected at the Annual Meeting: Gregory B. Maffei, Peter M. Neupert, Jason Green, Fredric W. Harman, Nicolas J. Hanauer and Brian P. McAndrews. Messrs. Maffei and Neupert will be elected for three-year terms; Messrs. Green and Harman will be elected for two-year terms; and Messrs. Hanauer and McAndrews will be elected for one-year terms. Unless otherwise instructed, persons named in the accompanying proxy will vote for these nominees. Although Avenue A anticipates that these nominees will be available to serve as directors, should any of them not accept the nomination, or otherwise be unable to serve, the proxies will have discretionary authority to vote for a substitute nominee.

   The Board of Directors recommends a vote "FOR" approval of this proposal.

Nominees for the Board of Directors for Three-Year Terms

   Gregory B. Maffei, age 40, has served as one of our directors since September 1999. Since January 2000, Mr. Maffei has served as the President and Chief Executive Officer of 360networks inc., a broadband network services provider. From July 1997 to January 2000, Mr. Maffei served as Senior Vice President and Chief Financial Officer of Microsoft Corporation, a software and technology company. From 1993 to 1997, Mr. Maffei served in various capacities at Microsoft, including Vice President, Corporate Development and Treasurer. Mr. Maffei holds an M.B.A. degree from the Harvard Business School and an A.B. degree from Dartmouth College. He currently serves as a director of Expedia, Inc., ONI Systems Corporation and Starbucks Corporation.

   Peter M. Neupert, age 44, has served as one of our directors since February 2000. Since July 1998, Mr. Neupert has served as the President and Chief Executive Officer of drugstore.com, inc., an online retail store and information site for health, beauty, wellness, personal care and pharmacy products, and since July 1999 has served as the chairman of drugstore.com's board of directors. From March 1987 to July 1998, Mr. Neupert served in various capacities at Microsoft, most recently as Vice President of News and Publishing for its interactive media group. Mr. Neupert holds an M.B.A. degree from Dartmouth College and a B.A. degree from Colorado College.

Nominees for the Board of Directors for Two-Year Terms

   Jason Green, age 33, has served as one of our directors since May 1999. Since September 1997, Mr. Green has served as a general partner of U.S. Venture Partners, a venture capital firm. From September 1995 to August 1997, Mr. Green was a Ewing Marion Kauffman Fellow with Venrock Associates, a venture capital firm. From June 1994 to August 1995, Mr. Green served as a Research Fellow at the Harvard Business School. Mr. Green has served as a vice president of Muzertechnika, an Eastern European computer and telecommunications company, and as a consultant with Bain & Company, a strategy consulting firm. Mr. Green holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Dartmouth College. He currently serves as a director of NightFire Software Inc., PerksatWork.com Inc. and PrintNation.com.

   Fredric W. Harman, age 40, has served as one of our directors since May 1999. Since 1992, Mr. Harman has managed several venture capital funds affiliated with Oak Investment Partners, a venture capital firm. From 1991 to 1994, he served as a general partner of Morgan Stanley Venture Capital. Mr. Harman holds an M.B.A. degree from the Harvard Business School and B.S. and M.S. degrees from Stanford University. Mr. Harman currently serves as a director of InterNAP Network Services Corporation, Inktomi Corporation, Primus Knowledge Solutions, Inc. and several privately held companies.

Nominees for the Board of Directors for One-Year Terms

   Nicolas J. Hanauer, age 41, a cofounder of Avenue A, has served as our Chairman of the Board since June 1998 and as a director since Avenue A was incorporated in February 1998. He also served as our Chief Executive Officer from June 1998 to September 1999. Since February 2000, Mr. Hanauer has served as a partner with Second Avenue Partners, a venture capital and management consulting firm that he cofounded. In addition, since 2000, Mr. Hanauer has been the Chief Strategy Officer of Pacific Coast Feather Company, a pillow and bedding manufacturing company. From 1990 to 2000, Mr. Hanauer was the Executive Vice President, Sales and Marketing of Pacific Coast Feather Company. Mr. Hanauer holds a B.A. degree from the University of Washington. In addition to serving as a director of Avenue A, Mr. Hanauer currently serves as a director of Museum Quality Discount Framing, Inc. and Pacific Coast Feather Company.

   Brian P. McAndrews, age 42, has served as our Chief Executive Officer and a director since September 1999, and as our President since January 2000. From July 1990 to September 1999, Mr. McAndrews worked for ABC, Inc., a broadcasting and communications company, holding executive positions at ABC Sports, ABC Entertainment and ABC Television Network; most recently he served as Executive Vice President and General Manager of ABC Sports. From 1984 to 1989, Mr. McAndrews served as a product manager for General Mills, Inc., a leading consumer products manufacturer. He holds an M.B.A. degree from Stanford University and a B.A. degree from Harvard University.

Information on Committees of the Board of Directors and Meetings

   During the last fiscal year there were 13 meetings of the Board. All incumbent directors attended at least 75% of the Board meetings and the meetings of the committees on which they served.

   The Board has a compensation committee and an audit committee.

   Compensation committee. The compensation committee's duties include establishing and reviewing the compensation of our officers who report to the Chief Executive Officer, reviewing and making recommendations to the Board regarding the compensation of our Chief Executive Officer, considering compensation plans for our employees, and carrying out other duties under our stock incentive compensation plan and other plans approved by us as may be assigned to the committee by the Board. The current members of the compensation committee are Nicolas J. Hanauer, Fredric W. Harman and Gregory B. Maffei. Because not all of the current members of the compensation committee meet the definition of "non-employee" directors for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the full Board will continue to approve stock option grants for our officers in order to qualify the option grants for an exemption from short-swing trading rules until the compensation committee is composed solely of "non-employee" directors. The compensation committee did not meet during the last fiscal year.

   Audit committee. The audit committee assists the Board of Directors in fulfilling its oversight responsibilities by:

  . reviewing the financial information to be provided to the shareholders and others,

  . reviewing the systems of internal controls that our management and the Board of Directors have established,

  .  reviewing Avenue A's audit process; and

  . evaluating and, where appropriate, replacing Avenue A's independent accountant.

The audit committee is governed by an Audit Committee Charter. Each member of the audit committee must meet certain independence and financial literacy requirements. The current members of the audit committee are Jason Green, Fredric W. Harman and Gregory B. Maffei. The audit committee met four times during the last fiscal year.

Compensation of Directors

   We reimburse our nonemployee directors for reasonable expenses they incur in attending meetings of the Board of Directors and its committees. Other than the Chairman of our Board of Directors, our directors have not and do not receive salaries for their services. In fiscal year 2000, we paid Mr. Hanauer $95,833 for his services as Chairman of our Board of Directors.

   In November 1999, the Board of Directors adopted our stock option grant program for nonemployee directors. The program is administered under our 1999 stock incentive compensation plan. Under the program, currently each nonemployee director automatically receives a nonqualified stock option to purchase 50,000 shares of common stock upon initial election or appointment to the Board. One-third of this option vests on each of the first, second and third anniversaries of the grant date. Beginning with the 2001 Annual Meeting, each nonemployee director who continues to serve on the Board will receive an additional option to purchase 15,000 shares of common stock upon re-election or reappointment to the Board, which option will fully vest on the first anniversary of the grant date. The exercise price for all options granted under the program is the fair market value of the common stock on the grant date. Options have a ten-year term, except that options expire three months after a nonemployee director ceases service as a director, unless cessation is due to death, in which case the options expire one year after the date of death.

   In fiscal year 2000, each nonemployee director received a nonqualified stock option to purchase 15,000 shares of our common stock. These option grants have the same terms as the annual grant authorized under the stock option grant program for nonemployee directors to be granted at each of our annual meetings beginning with the 2001 Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of March 1, 2001 certain information regarding the beneficial ownership of our common stock by:

  . each person known by Avenue A to beneficially own 5% or more of our common stock;

  .  each director of Avenue A;

  . each executive officer of Avenue A for whom compensation information is given in the Summary Compensation Table in this Proxy Statement; and

  .  all directors and executive officers of Avenue A as a group.

                                                         Outstanding
                                                          Shares of
                                                         Common Stock
                                                         Beneficially Percent
        Beneficial Owner                                  Owned (1)   of Class
        ----------------                                 ------------ --------
Entities affiliated with Oak Investment Partners (2)....   8,124,117   14.0%
 525 University Avenue, Suite 1300
 Palo Alto, CA 94301
Entities affiliated with U.S. Venture Partners (3)......   4,861,861    8.4%
 2180 Sand Hill Road, Suite 300
 Menlo Park, CA 94025
Jason Green (3).........................................   4,861,861    8.4%
 2180 Sand Hill Road, Suite 300
 Menlo Park, CA 94025
Nicolas J. Hanauer......................................   6,489,451   11.2%
 506 Second Avenue, 9th Floor
 Seattle, WA 98104
Fredric W. Harman (2)...................................   8,124,117   14.0%
 525 University Avenue, Suite 1300
 Palo Alto, CA 94301
Gregory B. Maffei (4)...................................     225,000     *
Brian P. McAndrews (5)..................................   1,962,800    3.3%
Peter M. Neupert (6)....................................      16,667     *
Michael T. Galgon (7)...................................   1,361,424    2.3%
Scott E. Lipsky (8).....................................   1,464,125    2.5%
Jeffrey J. Miller (9)...................................     187,500     *
Neve R. Savage (10).....................................     412,156     *
James A. Warner (11)....................................     528,000     *
All directors and executive officers as a group (18
 persons) (12)..........................................  26,521,411   43.1%

--------
  *   Less than 1% of the outstanding shares of common stock.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "Commission") and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) Represents 7,969,758 shares held by Oak Investment Partners VIII, Limited Partnership and 154,359 shares held by Oak VIII Affiliates Fund, Limited Partnership. Fredric W. Harman, a director of Avenue A, is a managing member of Oak Associates VIII, LLC, the general partner of Oak Investment Partners VIII, Limited Partnership, and a managing member of Oak VIII Affiliates, LLC, the general partner of Oak VIII Affiliates Fund, Limited Partnership, and thus may be deemed to share voting and dispository power with each of the above entities. Mr. Harman disclaims beneficial ownership of shares held by these entities, except to the extent of his pecuniary interest in Oak Associates VIII, LLC and Oak VIII Affiliates, LLC.

 (3) Represents 4,521,530 shares held by U.S. Venture Partners VI, LP, 126,408 shares held by USVP VI Affiliates Fund, LP, 140,995 shares held by USVP VI Entrepreneur Partners, L.P., and 72,928 shares held by 2180 Associates Fund VI, L.P. Jason Green, a director of Avenue A, is a managing member of Presidio Management Group VI, LLC, the general partner of each of the above entities and thus may be deemed to share voting and dispository power with each of the above entities. Mr. Green disclaims beneficial ownership of shares held by these entities, except to the extent of his pecuniary interest in Presidio Management Group VI, LLC.

 (4) Includes 46,667 shares subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule.

 (5) Includes 18,750 shares held by the Lauren E. McAndrews Trust of 1999, 18,750 shares held by the Kyle S. McAndrews Trust of 1999 and 1,391,117 shares subject to options exercisable within 60 days of March 1, 2001, of which 1,251,600 shares are subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with vesting schedules. Mr. McAndrews disclaims beneficial ownership of the shares held by the Lauren E. McAndrews Trust of 1999 and the shares held by the Kyle S. McAndrews Trust of 1999.

 (6) Represents 16,667 shares subject to options exercisable within 60 days of March 1, 2001.

 (7) Includes 75,000 shares that are subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule, 140,962 shares held by the Gretl D. Galgon Family Trust of 1999, 140,962 shares held by the Michael T. Galgon Trust of 1999 and 329,500 shares subject to options exercisable within 60 days of March 1, 2001, of which 108,572 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with vesting schedules. Mr. Galgon disclaims beneficial ownership of the shares held by the Gretl D. Galgon Family Trust of 1999 and of the shares held by the Michael T. Galgon Family Trust of 1999.

 (8) Includes 300,000 shares held by Scott Lipsky LLC and 424,125 shares subject to options exercisable within 60 days of March 1, 2001, of which 247,606 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with vesting schedules.

 (9) Includes 90,000 shares that are subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule, and 7,500 shares subject to an option exercisable within 60 days of March 1, 2001, of which 6,000 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule.

(10) Includes 56,000 shares that are subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule, 6,000 shares held by Mr. Savage's daughter, 6,000 shares held by the Truan Savage Trust of 1999 and 112,500 shares subject to options exercisable within 60 days of March 1, 2001, of which 83,000 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with vesting schedules. Mr. Savage disclaims beneficial ownership of the shares held by Mr. Savage's daughter and of the shares held by the Truan Savage Trust of 1999.

(11) Includes 437,500 shares subject to an option exercisable within 60 days of March 1, 2001, of which 330,000 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule.

(12) Includes 305,837 shares subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule, and 3,389,739 shares subject to options exercisable within 60 days of March 1, 2001, of which 2,543,889 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with vesting schedules.

                              EXECUTIVE OFFICERS

   The following persons are executive officers of Avenue A as of March 1, 2001, and will serve in the capacities noted until May 30, 2001, or until the election and qualification of their successors. Each officer named below is expected to be re-elected at the Board meeting to be held on May 30, 2001.

                                                                              Officer
          Name           Age       Positions and Offices with Avenue A         Since
          ----           ---       -----------------------------------        -------
Brian P. McAndrews......  42 Chief Executive Officer and President             1999
Rebecca Clements........  38 Vice President, Human Resources                   2000
Anna R. Collins.........  36 Senior Vice President, Media and Client Service   2000
Michael T. Galgon.......  33 Chief Strategy Officer                            1998
Clark M. Kokich.........  49 President, Digital Marketing Solutions, Seattle   2000
Scott E. Lipsky.........  36 Chief Technology Officer                          1997
Jamison F. Marra........  35 Chief Information Officer and Vice President,
                             Software Development                              1999
Diane M. McCowin........  32 Vice President of Analytics                       2000
Jeffrey J. Miller.......  53 Senior Vice President, Legal and Privacy
                             Affairs, and Corporate Secretary                  1999
Neve R. Savage..........  56 President, Avenue A International Division        1998
Thomas M. Sperry........  49 President, Digital Marketing Technologies         1999
Michael Vernon..........  53 Chief Financial Officer                           2000
James A. Warner.........  47 President, Avenue A/NYC LLC                       2000

   For a biographical summary of Mr. McAndrews, see "PROPOSAL 1: ELECTION OF DIRECTORS."

   Rebecca Clements has served as our Vice President, Human Resources since February 2000. From July 1998 to January 2000, Ms. Clements served as the Vice President, Human Resources of Getty Images, Inc., an e-commerce provider of visual images. From January 1996 to June 1998, Ms. Clements served as Director, Human Resources of PhotoDisc, Inc., a provider of online visual images.

   Anna R. Collins has served as our Senior Vice President, Media and Client Service since December 2000. From August 1999 to December 2000, Ms. Collins served as our Vice President of Media. From July 1996 to August 1999, she was the Director of Business Development for CVS/Pharmacy, a healthcare and pharmacy company. From July 1995 to June 1996, Ms. Collins served as the Director of Business Development and Eastern Operations for Vivra Orthopaedics, an orthopedics practice management company. Prior to that, Ms. Collins worked at Johnson & Johnson Orthopaedics, a medical devices company, in various positions from 1990 to 1993. Ms. Collins holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Harvard University.

   Michael T. Galgon, a cofounder of Avenue A, has served as our Chief Strategy Officer since January 2000. From October 1999 to January 2000, he served as our Senior Vice President, Marketing and Business Development. From October 1998 to October 1999, he served as our President, and from October 1997 to

October 1998, he served as our General Manager. From October 1995 to October 1997, Mr. Galgon attended the Harvard Business School. From October 1994 to October 1995, he served as a full-time volunteer with Volunteers In Service To America. From 1990 to 1994, Mr. Galgon served as an officer in the U.S. Navy. Mr. Galgon holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Duke University.

   Clark M. Kokich has served as our President, Digital Marketing Solutions, Seattle since October 2000. From January 2000 to October 2000, Mr. Kokich served as our Senior Vice President, Diversified Services, and from July 1999 to January 2000 as our Vice President, General Manager, Growth Markets Division. From April 1996 to October 1998, Mr. Kokich served as President and Chief Executive Officer of Calla Bay, Inc., an apparel retailer. From January 1992 to April 1996, he served as the Director, Sales & Marketing for AT&T Wireless Services, a wireless telecommunications provider. Mr. Kokich holds a B.S. degree from the University of Oregon.

   Scott E. Lipsky, a cofounder of Avenue A, has served as our Chief Technology Officer since October 1997. From October 1997 to September 2000, Mr. Lipsky also served as our Vice President, Engineering. From March 1996 to September 1997, Mr. Lipsky served as Vice President of Business Expansion for Amazon.com, Inc., an online retailer. From February 1994 to March 1996, Mr. Lipsky served as Chief Information Officer for Barnes & Noble, Inc., a national bookstore chain, and Chief Technology Officer for Barnes & Noble College Bookstores, Inc., a national college bookstore chain. From September 1991 to January 1994, Mr. Lipsky served as President and Chief Executive Officer for Omni Information Group, Inc., a software company providing solutions for retail chains. From September 1987 to September 1991, Mr. Lipsky served as Vice President of MIS and Chief Technology Officer for Babbages's, Inc., a retail company.

   Jamison F. Marra has served as our Chief Information Officer and Vice President, Software Development since September 2000. From November 1999 to September 2000, Mr. Marra served as our Vice President, Information Technology. From February 1999 to November 1999, Mr. Marra served as Director, Information Technology for Amazon.com, Inc. From June 1997 to January 1999, he served as Director, Information Technology, for Laplink.com, Inc., a provider of electronic file transfer solutions. From November 1991 to May 1997, he served as Director, Information Technology, for Microsoft Corporation.

   Diane M. McCowin has served as our Vice President of Analytics since June 2000. From April 2000 to June 2000, Ms. McCowin served as our Vice President of Analytics, Research and Development. From March 1996 to March 2000, Ms. McCowin served as Senior Vice President of Strategic Information Management for Bank of America, NA, USA, a financial institution. From September 1993 to February 1996, Ms. McCowin served as Vice President of Modeling for Bank One, Columbus, NA, a financial institution. Ms. McCowin holds a B.S. degree from North Carolina State University.

   Jeffrey J. Miller, Ph.D., has served as our Senior Vice President, Legal and Privacy Affairs since December 2000 and Corporate Secretary since September 2000. From July 1999 to December 2000, he served as our Vice President of Corporate Development and Legal Affairs. From November 1997 to June 1999,
Dr. Miller served as the President and Chief Executive Officer of Reprogen, Inc., a functional genomics company. From October 1996 to October 1997, he served as Senior Vice President of Corporate Development for Ostex International Inc., a medical diagnostic company. From April 1987 to September 1996, Dr. Miller served in various capacities at NeoRx Corporation, a cancer research company, including Senior Vice President, Business Development and Legal Affairs, Secretary and General Counsel. From 1985 to April 1987, he was a partner in the Seattle law firm of Seed and Berry. Dr. Miller holds a Ph.D. degree in biology from the University of California at Santa Cruz, a J.D. degree from Loyola University of Los Angeles and a B.A. degree from the University of California at Los Angeles.

   Neve R. Savage has served as our President, Avenue A International Division since January 2000. From November 1998 to January 2000, Mr. Savage served as our Vice President, Client Results. From August 1994 to September 1998, Mr. Savage served as Vice President, Marketing of AT&T Wireless Services. From

October 1988 to July 1994, Mr. Savage served as the Executive Group Director of Ogilvy & Mather, an advertising company. Mr. Savage holds M.A. and B.A. degrees from Oxford University.

   Thomas M. Sperry has served as our President, Digital Marketing Technologies since October 2000. From October 1999 to October 2000, Mr. Sperry served as our Vice President and General Manager, Client Services. From January 1999 to October 1999, Mr. Sperry served as Managing Partner of Bozell Worldwide, Inc., a marketing communications agency. From April 1994 to December 1998, Mr. Sperry was a co-owner and President of CF2GS Inc., a marketing communications agency that was acquired by Bozell Worldwide, Inc. in January 1999. Mr. Sperry holds M.A. and B.A. degrees from the University of San Francisco.

   Michael Vernon has served as our Chief Financial Officer since September 2000. From August 1999 to September 2000, Mr. Vernon worked as a consultant. From August 1998 to August 1999, Mr. Vernon served as Chief Operating Officer of Park Plaza International, an international hotel chain. From August 1995 to February 1997, Mr. Vernon served as Chief Financial Officer of Red Lion Hotels, a national hotel chain. Mr. Vernon holds an M.B.A. degree and a B.S. degree from Stanford University.

   James A. Warner has served as President, Avenue A/NYC LLC since January 2000. From September 1998 to December 1999, Mr. Warner served as President of Third Floor Enterprises, a consulting firm which provided services to online and traditional media companies. From February 1998 to September 1998, Mr. Warner served as President of the Magazine Division of Primedia, Inc., a diversified media company. From February 1995 to September 1997, he served as President of the CBS Television Network, a division of CBS, Inc., a broadcasting and communications company. Mr. Warner holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Yale University. He currently serves as a director of LiveWave.com, Inc.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain compensation information for the years indicated as to the Chief Executive Officer of Avenue A and the five next most highly compensated executive officers based on salary and bonus for the fiscal year ended December 31, 2000.

                                                       Long-Term
                                                      Compensation
                                                         Awards
                                                      ------------
                                           Annual
                                        Compensation   Securities
                                        ------------   Underlying   All Other
   Name and Principal Position     Year    Salary       Options    Compensation
   ---------------------------     ---- ------------  ------------ ------------
Brian P. McAndrews................ 2000   $304,997       357,000     $63,434(1)
  President and Chief Executive    1999     88,804(2)  1,845,000      20,179(3)
   Officer

Neve R. Savage.................... 2000    276,667       112,500      55,189(4)
  President, Avenue A              1999    180,720           --          --
   International Division

James A. Warner................... 2000    238,782       450,000         484(5)
  President, Avenue A/NYC LLC

Jeffrey J. Miller................. 2000    203,975         7,500         528(5)
  Senior Vice President, Legal and
   Privacy Affairs and Corporate
   Secretary

Michael T. Galgon................. 2000    202,500        25,000         528(5)
  Chief Strategy Officer           1999    144,350       150,000         --

Scott E. Lipsky................... 2000    202,500           --          528(5)
  Chief Technology Officer         1999    147,475       150,000         --
                                   1998    121,599     1,084,500         --

--------
(1) Represents $62,906 for relocation expenses and $528 for payment of life insurance premiums.

(2) Mr. McAndrews joined Avenue A in September 1999.

(3) Represents relocation expenses.

(4) Represents $34,191 for relocation expenses, $20,470 for nontaxable moving expenses and $528 for payment of life insurance premiums.

(5) Represents payment of life insurance premiums.

Option Grants in Fiscal Year 2000

   The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2000 to the Chief Executive Officer of Avenue A and the five other officers for whom compensation is reported in this Proxy Statement.





                                           Individual Grants                      Potential Realizable
                         -------------------------------------------------------    Value at Assumed
                         Number of                                               Annual Rates of Stock
                         Securities   Percent of Total                           Price Appreciation for
                         Underlying   Options Granted                               Option Term (2)
                          Options     to Employees in  Exercise Price Expiration ----------------------
          Name            Granted     Fiscal Year (1)    Per Share       Date        5%         10%
          ----           ----------   ---------------- -------------- ---------- ---------- -----------
Brian P. McAndrews......   27,000(3)        0.4%           $ 8.00      02/22/10  $  135,841 $   344,248
                          264,000(3)        4.1             24.00      02/28/10   3,984,676  10,097,952
                           66,000(4)        1.0              9.75      07/28/10     404,694   1,025,573
Neve R. Savage..........  105,000(4)        1.6              8.00      01/18/10     528,271   1,338,743
                            7,500(4)        0.1              8.00      02/22/10      37,734      95,625
James A. Warner.........  450,000(3)        7.0              8.00      01/18/10   2,264,021   5,737,473
Jeffrey J. Miller.......    7,500(4)        0.1              8.00      02/22/10      37,734      95,625
Michael T. Galgon.......   25,000(4)        0.4              8.00      02/22/10     125,779     318,748
Scott E. Lipsky.........      --            --                --            --          --          --

--------
(1) Based on a total of 6,475,024 options granted to employees during fiscal year 2000.

(2) The dollar amounts under these columns result from calculations at the 5% and 10% rates required by regulations of the Commission and are not intended to forecast possible future appreciation, if any, of the common stock price. The information in these columns assumes that all options are exercised at the end of each of their terms. Each option has a ten-year term. Actual gains, if any, on stock option exercises depend on factors such as the future performance of the common stock and overall stock market conditions. We cannot assure you that the actual value realized by any of these officers will approximate the amounts set forth in the table.

(3) These options are fully exercisable, and the shares purchasable upon exercise of such options are subject to repurchase by Avenue A at the original exercise price paid per share if the optionee terminates his employment or attempts to transfer the shares before the shares have vested. In this context, "vested" means that the shares subject to, or issued upon exercise of, options are no longer subject to repurchase by Avenue A. Shares subject to, or issued upon exercise of, options will vest at the rate of 20% after one year from the date of hire and 6.66% at the end of each quarter after one year after the date of hire until fully vested four years after the hire date.

(4) These options are fully exercisable, and the shares purchasable upon exercise of such options are subject to repurchase by Avenue A at the original exercise price paid per share if the optionee terminates employment or attempts to transfer the shares before the shares have vested. In this context, "vested" means that the shares subject to, or issued upon exercise of, options are no longer subject to repurchase by Avenue A. Shares subject to, or issued upon exercise of, options vest at the rate of 20% after one year from the date of the option grant and 6.66% at the end of each quarter after one year after the grant date until fully vested four years after the grant date.

Option Exercises in Fiscal Year 2000 and Year-End Option Values

   The following table sets forth certain information as of December 31, 2000 regarding options held by the Chief Executive Officer of Avenue A and the other five officers for whom compensation is reported in this Proxy Statement.

                                                        Number of Securities        Value of Unexercised
                                                       Underlying Unexercised       in-the-Money Options
                            Shares                   Options at Fiscal Year-End    at Fiscal Year-End (1)
                         Acquired upon    Value     ----------------------------- -------------------------
          Name             Exercise    Realized (2) Exercisable (3) Unexercisable Exercisable Unexercisable
          ----           ------------- ------------ --------------- ------------- ----------- -------------
Brian P. McAndrews......       --             --       1,338,317       330,000     $715,756        $--
Neve R. Savage..........       --             --         112,500           --           --          --
James A. Warner.........    12,500(3)         --         437,500           --           --          --
Jeffrey J. Miller.......       --             --           7,500           --           --          --
Michael T. Galgon.......       --             --         329,500           --       229,732         --
Scott E. Lipsky.........    70,875       $555,875        424,125           --       452,976         --

--------
(1) Amounts equal the closing price of the common stock as reported on the Nasdaq National Market on December 29, 2000 ($1.8125 per share), less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

(2) "Value Realized" represents the fair value of the underlying securities on the exercise date, minus the exercise price of such options.

(3) Shares purchased or purchasable upon exercise of options may be subject to repurchase by Avenue A at the original exercise price per share in the event of the optionee's termination of services prior to the vesting of such shares according to a vesting schedule. In this context, "vesting" means that the shares subject to, or issued upon exercise of, options are no longer subject to repurchase by Avenue A.

Compensation Committee Interlocks and Insider Participation

   None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or Board of Directors.

                        REPORT ON EXECUTIVE COMPENSATION

Composition of the Compensation Committee

   During fiscal year 2000, our compensation committee consisted of Nicolas J. Hanauer, Fredric W. Harman and Gregory B. Maffei. Messrs. Harman and Maffei are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and both are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Because not all members of the compensation committee satisfied the definition of "non-employee director" or "outside director" in 2000, the Board of Directors approved all stock option grants to officers in 2000 in order to qualify the option grants for an exemption from short-swing trading rules. As a consequence, this report is made jointly by the Board of Directors and the compensation committee. The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Avenue A specifically incorporates it by reference into such filing.

Compensation Philosophy

   Avenue A offers compensation packages designed to attract and retain outstanding employees, to encourage and reward the achievement of corporate goals and to align employee financial interests with long-term shareholder value. Our compensation policy is to offer a package including a competitive salary, competitive benefits, and, on a discretionary basis from time to time, incentive bonuses based on individual performance goals and competitive benefits. Avenue A also encourages broad-based employee ownership of Avenue A's common stock through employee stock purchase and stock option programs in which most employees are eligible to participate. Our compensation policy for executive officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals. Executive officers receive total compensation packages in line with their responsibilities and expertise.

Cash-Based Compensation

   In 2000, the salaries of the majority of the executive officers, other than the Chief Executive Officer, were a result of the salary that had been established for the executive officers prior to Avenue A's initial public offering in order to attract or retain the officers. The salaries of five executive officers were increased after Avenue A's initial public offering in 2000 to reflect their roles at and contributions to Avenue A. The compensation committee will review and establish annually the salaries of each of the executive officers reporting directly to the Chief Executive Officer, with reference to the executive's contribution to company performance, level of responsibility, experience and breadth of knowledge, and to surveys of salaries paid to executives with similar responsibilities at comparable companies in the high-technology industry. Each such executive officer, other than the Chief Executive Officer, is eligible to receive a cash bonus at the discretion of the compensation committee based on individually established performance goals.

Stock-Based Compensation

   Avenue A seeks to align the long-term interests of our executive officers (and other employees) with those of our shareholders. As a result, each executive officer receives a significant stock option grant when he or she joins Avenue A or is promoted to an executive officer position. In addition, in July 2000, two executive officers received grants of stock options in connection with a broad-based grant of stock options to officers and employees as a retention incentive. Stock-based compensation will be reviewed at least annually with reference to several surveys of equity compensation awarded to executives with similar responsibilities at comparable companies in the high-technology industry. Grant sizes are determined based on various subjective factors primarily relating to the responsibilities of the individual officers, their anticipated contributions to Avenue A's success and prior option grants. We intend to grant additional stock options to executive officers from time to time based on performance and potential. The review and grant of stock-based compensation will be performed by the Board of Directors until the compensation committee is composed entirely of non-employee and outside directors, and thereafter will be performed by the compensation committee.

Ongoing Review

   The compensation committee will evaluate Avenue A's compensation policies on an ongoing basis to determine whether they enable Avenue A to attract, retain and motivate key personnel. To meet these objectives, we may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers reporting to the Chief Executive Officer.

Chief Executive Officer Compensation

   The compensation committee will review at least annually the compensation of the Chief Executive Officer, and make recommendations regarding the Chief Executive Officer's compensation to the Board of Directors for approval by the Board (other than Mr. McAndrews). In making its decision regarding the compensation of the Chief Executive Officer, the Board is expected to use the same policies and goals that are used in determining compensation for other executive officers. Mr. McAndrews' compensation in 2000 was governed by a written employment agreement between him and Avenue A. The agreement provided for an initial annual salary of $300,000 and, upon completion of Avenue A's initial public offering, the grant of an option, subject to four-year vesting with vesting credit from his hire date, to purchase 264,000 shares of common stock at an exercise price equal to the initial public offering price per share. The option is exercisable prior to vesting for unvested shares, which are subject to a right of repurchase in favor of Avenue A that will lapse according to the vesting schedule applicable to the option. Because Mr. McAndrews' compensation was governed by written agreement, such compensation was not based on performance measures. Effective January 1, 2000, the Board of Directors authorized a $5,000 cost-of-living adjustment in Mr. McAndrews' annual base salary. In addition, the Board of Directors (other than Mr. McAndrews) approved the grant to Mr. McAndrews of a stock option for 66,000 shares in July 2000 in connection with a broad-based grant of options to officers and employees as a retention incentive.

Policy Regarding Section 162(m) of the Internal Revenue Code

   Avenue A is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain compensation payments to our executive officers in excess of $1 million. The compensation committee does not expect cash compensation in 2001 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. Section 162(m) also provides for certain exemptions to the limitations on deductibility, including compensation that is "performance-based" within the meaning of Section 162(m). Because of the composition of the compensation committee, as discussed above, Avenue A currently cannot avail itself of the "performance-based" compensation exemption under Section 162(m).

         Compensation Committee                             Board of Directors
         ----------------------                             ------------------
         Nicolas J. Hanauer                                 Nicolas J. Hanauer
         Fredric W. Harman                                  Jason Green
         Gregory B. Maffei                                  Fredric W. Harman
                                                            Gregory B. Maffei
                                                            Brian P. McAndrews
                                                            Peter M. Neupert

                         REPORT BY THE AUDIT COMMITTEE

   The members of the Audit Committee of the Board of Directors are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules. On May 31, 2000, the Board of Directors adopted a written Audit Committee Charter, a copy of which is provided herewith as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with Avenue A's management. In addition, the Audit Committee has discussed with Avenue A's independent accountants the matters required by Statement on Auditing Standards No. 61. The Audit Committee also has received the written disclosures and the letter from Avenue A's independent accountants required by the Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to Avenue A's Board of Directors that the audited financial statements for fiscal year 2000 be included in Avenue A's Annual Report on Form 10-K for fiscal year 2000.

         Audit Committee
         ---------------
         Jason Green
         Fredric W. Harman
         Gregory B. Maffei

                               PERFORMANCE GRAPH

   The graph below compares the cumulative total shareholder return on our common stock with the cumulative total shareholder return of The Nasdaq Stock Market (U.S. Companies) Index and the Peer Group, which consists of 24/7 Media, Inc., Digital Impact, Inc., DoubleClick Inc., Engage Technologies, Inc. and MediaPlex, Inc. The stocks of the Peer Group are quoted on The Nasdaq National Market and the returns of each company in the Peer Group are weighted based on the market capitalizations of such companies. Note: stock price performance shown for Avenue A is historical and not necessarily indicative of future price performance.

                              [PERFORMANCE GRAPH]

                                                               02/29/00 12/31/00
                                                               -------- --------
     Avenue A.................................................   $100    $ 2.52
     The Nasdaq Stock Market (U.S. Companies).................   $100    $62.49
     Peer Group...............................................   $100    $ 6.71

--------
* Assumes $100 invested at the close of trading on February 29, 2000 in Avenue A's common stock, in the Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, and assumes reinvestment of dividends, if any.

                              CERTAIN TRANSACTIONS

   On September 14, 2000 and November 22, 2000, Avenue A loaned an aggregate of $414,900 to Jamison F. Marra, our Chief Information Officer and Vice President of Software Development. The September loan was for a principal amount of $59,900 and bears interest at a rate of 6.22% per year with interest payable every six months beginning on March 15, 2001. The September loan matures on the earlier of April 13, 2002 or Mr. Marra's termination of employment with Avenue
A. The November loan was for a principal amount of $355,000 and bears interest at a rate of 9.00% per year, payable every six months beginning on May 22, 2001. That loan matures on the earlier of November 22, 2002, Mr. Marra's termination of employment with Avenue A or on the demand of Avenue A. Mr. Marra has repaid $238,192 in principal and interest on these loans.

   On October 27, 2000, Avenue A loaned $408,702.60 to Michael T. Galgon, our Chief Strategy Officer, secured by a pledge of 750,000 shares of Avenue A common stock. The loan bears interest at a rate of 9% per year with interest and principal due upon maturity. The loan matures on the earlier of October 26, 2002 or the termination of Mr. Galgon's employment with Avenue A. In addition, on October 8, 1999, Avenue A loaned $29,013 to Mr. Galgon pursuant to a promissory note in connection with the purchase of shares of common stock and the exercise of stock options. This loan bears interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by Avenue A. Both loans are still outstanding.

   On August 18, 2000, Avenue A loaned $1,300,000 to Neve R. Savage, President of Avenue A, International Division, such amount to be repaid to Avenue A at maturity. This loan bears interest at a rate of 9% per year to be paid each quarter beginning in December 2000, and matures on the earlier of June 19, 2002, the termination of Mr. Savage's employment relationship with Avenue A or the sale of Mr. Savage's residence. In addition, on October 8, 1999, Avenue A loaned $11,570 to Mr. Savage pursuant to a promissory note in connection with the purchase of shares of common stock and the exercise of stock options. This loan bears interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by Avenue A. Both loans are still outstanding.

   On October 8, 1999, Avenue A made loans of $100,000 to Robert M. Littauer, our former Chief Financial Officer, Vice President, Finance and Administration, Secretary and Treasurer, and $676,000 to Brian P. McAndrews, our Chief Executive Officer and one of our directors, pursuant to promissory notes in connection with the purchase of shares of common stock and the exercise of stock options by Mr. Littauer and Mr. McAndrews. The loans bear interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the notes and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory notes are payable on demand by Avenue A. Mr. Littauer's employment with Avenue A terminated on October 19, 2000. Mr. Littauer has repaid $15,559.58 plus applicable interest on his loan. Mr. McAndrews' loan is still outstanding.

   On February 3, 2000, Avenue A and James A. Warner, President, Avenue A/NYC LLC, a wholly owned subsidiary of Avenue A, entered into a stock purchase agreement pursuant to which Mr. Warner purchased 75,000 shares of Avenue A common stock at a purchase price of $8.00 per share, the fair market value of the common stock on the date of purchase, for an aggregate purchase price of $600,000.

   Gregory B. Maffei, one of our directors, was an executive officer of Microsoft Corporation in 2000. Microsoft incurred obligations to us of approximately $16,748,864 in 2000 for advertising services. In 2000, we incurred obligations to Microsoft of $11,985,860, of which $11,928,145 was for services as publisher for our client campaigns.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                      AND CHANGE-OF-CONTROL ARRANGEMENTS

   McAndrews Employment Agreement. On January 20, 2000, Brian P. McAndrews and Avenue A entered into an employment agreement pursuant to which Mr. McAndrews serves as Chief Executive Officer of Avenue A. Pursuant to the terms of the agreement, Mr. McAndrews must receive an annual salary of not less than $300,000. In connection with his initial employment, Mr. McAndrews received an option to purchase 1,845,000 shares of Avenue A common stock, at a price per share of $1.26667, equal to the fair market value on the date of grant, subject to vesting over a period of four years and in accordance with the terms of Avenue A's 1998 stock incentive compensation plan. In addition, upon completion of Avenue A's initial public offering, Mr. McAndrews received an option to purchase 264,000 shares of Avenue A common stock at a price per share equal to the initial public offering price, also subject to vesting over a period of four years and in accordance with the terms of Avenue A's 1998 stock incentive compensation plan. Either Avenue A or Mr. McAndrews may terminate the employment agreement at any time, and the agreement is automatically terminated upon death or total disability of Mr. McAndrews. Upon termination for any reason, Mr. McAndrews is entitled to any accrued and unpaid annual base salary and bonus. If Mr. McAndrews is terminated without cause or if he terminates his employment for "good reason," he is entitled to a severance package consisting of 12 months' base salary and acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). If Mr. McAndrews is terminated for cause, he is entitled to a severance package equal to three months' base salary. If Mr. McAndrews is terminated by a successor corporation to Avenue A within one year of a change of control, then he is entitled to a severance package consisting of 12 months' base salary and full acceleration of any unvested stock options or unvested shares obtained upon exercise of stock options. Upon a change of control, 50% of Mr. McAndrews' unvested stock options and unvested shares obtained upon exercise of stock options immediately vest. Pursuant to the terms of the agreement, Mr. McAndrews is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A which survives the term of the employment agreement.

   Savage Employment Agreement. On June 6, 2000, Neve R. Savage and Avenue A International Division entered into an employment agreement pursuant to which Mr. Savage will serve as President, Avenue A International Division for a term of three years. Pursuant to the terms of the agreement, Mr. Savage will receive an annual salary of not less than $325,000, which amount includes an adjustment to annual base salary to compensate for cost of living and tax differences between the United States and the United Kingdom. Either Avenue A or Mr. Savage may terminate the employment agreement at any time, and the agreement is automatically terminated upon death or total disability of Mr. Savage. In connection with Mr. Savage's relocation to London, England, Mr. Savage is entitled to costs incurred in connection with relocating, reimbursement for school tuition and fees for his son, and roundtrip international air travel. Upon termination for any reason, Mr. Savage is entitled to any accrued and unpaid annual base salary and bonus. Mr. Savage is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A which survives the term of the employment agreement.

   Warner Employment Agreement. On January 18, 2000, James A. Warner, President, Avenue A/NYC LLC, a wholly owned subsidiary of Avenue A, and Avenue A entered into an employment agreement. Pursuant to the terms of the agreement, Mr. Warner will receive an annual salary of not less than $250,000. In connection with his initial employment, Mr. Warner received an option to purchase 300,000 shares of Avenue A common stock, at a price per share of $8.00, the fair market value on the date of grant, subject to vesting over a period of four years and in accordance with the terms of Avenue A's 1998 stock incentive compensation plan. Either Avenue A or Mr. Warner may terminate the employment agreement at any time and the agreement is automatically terminated upon death or total disability of Mr. Warner. Upon termination for any reason, Mr. Warner is entitled to any accrued and unpaid annual base salary and bonus. If Mr. Warner is terminated without cause or if he terminates his employment for "good reason," he is entitled to a severance package consisting of the greater of six months' base salary, plus an additional three months' base salary for each year he is employed with Avenue A, up to a total of 12 months' base salary, or an amount of base salary equal to Mr. Warner's monthly base salary times the number of months Mr. Warner stays continuously unemployed, up to a maximum of 12 months, and acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). Upon a change of control, a portion of Mr. Warner's unvested stock options and unvested shares obtained upon exercise of stock options equal to the portion that would vest during the one-year period immediately after the date of the change of control will automatically vest. Pursuant to the terms of the agreement, Mr. Warner is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A which survives the term of the employment agreement.

   Miller Employment Agreement. Jeffrey J. Miller and Avenue A entered into an employment agreement on June 21, 2000. Either Avenue A or Mr. Miller may terminate the employment agreement at any time, and the agreement is automatically terminated upon death or total disability of Mr. Miller. Upon termination for any reason, Mr. Miller is entitled to any accrued and unpaid annual base salary and bonus. If Mr. Miller is terminated without cause, he is entitled to a severance package consisting of six months' base salary, plus an additional three months' base salary for each year he is employed with Avenue A, up to a total of 12 months' base salary. In addition, if he has been employed by Avenue A for greater than one year but less than two years and is terminated without cause, he is entitled to acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the nine-month period immediately following the termination date (assuming no termination had occurred). If he has been continuously employed by Avenue A for greater than two years and is terminated without cause, he is entitled to acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). If Mr. Miller terminates his employment for "good reason," he is entitled to a severance package consisting of six months' base salary, plus three months' base salary for each full year he is employed with Avenue A, up to a total of 12 months' base salary. Pursuant to the terms of the employment agreement, Mr. Miller is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A which survives the term of the employment agreement.

   Galgon Employment Agreement. Michael T. Galgon and Avenue A entered into an employment agreement on June 21, 2000. Either Avenue A or Mr. Galgon may terminate the employment agreement at any time, and the agreement is automatically terminated upon death or total disability of Mr. Galgon. Upon termination for any reason, Mr. Galgon is entitled to any accrued and unpaid annual base salary and bonus. If Mr. Galgon is terminated without cause, he is entitled to a severance package consisting of 12 months' base salary, full acceleration of any portion of the stock option grant of 754,500 shares to Mr. Galgon on June 23, 1998 that remains unvested, full acceleration of any portion of unvested shares obtained upon exercise of the stock option granted on June 23, 1998, and acceleration of a portion of any other unvested stock options or unvested shares obtained upon exercise of any other stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). If Mr. Galgon terminates his employment for "good reason," he is entitled to a severance package consisting of 12 months' base salary. Pursuant to the terms of the employment agreement, Mr. Galgon is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A which survives the term of the employment agreement.

   Change of Control Provisions Under the Restated 1999 Stock Incentive Compensation Plan. Unless individual agreements provide otherwise, if a corporate transaction, such as a merger or sale of Avenue A or a sale of all or substantially all of Avenue A's securities or assets (other than a transfer to a majority owned subsidiary), occurs, each outstanding option under the restated 1999 stock incentive compensation plan will be assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation; provided, however, that if a successor corporation refuses to assume, continue or replace outstanding options, each outstanding option will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction. Any option held by an executive officer who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is assumed, continued or replaced with a comparable award in the corporate transaction, other than in specified related-party transactions, will accelerate if the officer's employment or services are terminated by the successor corporation without cause or by the officer with good reason within two years after the corporate transaction. Acceleration of option vesting will not occur if the acceleration would prevent pooling of interests accounting treatment in a transaction for which such treatment is otherwise available.

   Change of Control Provisions Under the 1999 Employee Stock Purchase Plan. In the event of a merger, consolidation or acquisition by another corporation of all or substantially all of Avenue A's assets or securities (other than a transfer to a majority owned subsidiary), each outstanding option to purchase shares under the 1999 employee stock purchase plan will be assumed or an equivalent option substituted by the successor corporation, provided, however, that if the successor corporation refuses to assume or substitute the option, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed transaction. Similarly, in the event of Avenue A's proposed liquidation or dissolution, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the proposed event.

   Change of Control Provisions Under the 1998 Stock Incentive Compensation Plan and the 2000 Stock Incentive Compensation Plan. Unless individual agreements provide otherwise, if a corporate transaction specified in the 1998 stock incentive compensation plan or the 2000 stock incentive compensation plan, such as a merger or sale of Avenue A or a sale of all or substantially all of Avenue A's securities or assets (other than a transfer to a majority owned subsidiary), occurs, each outstanding option under the applicable plan will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation. If option vesting is accelerated, any rights of repurchase held by Avenue A applicable to the stock issued upon exercise of any unvested options will lapse. Any option or stock award held by an executive officer who is subject to Section 16 of the Exchange Act that is assumed, continued or replaced with a comparable award in the corporate transaction, other than in specified related-party transactions, will accelerate if the officer's employment or services are terminated by the successor corporation without cause or by the officer voluntarily and with good reason within two years after the corporate transaction. Acceleration of option vesting will not occur if the acceleration would prevent pooling of interests accounting treatment in a transaction for which such treatment is otherwise available.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the officers, directors and persons who own more than 10% of a registered class of equity securities of Avenue A to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% shareholders are required by Commission regulations to furnish Avenue A with copies of all Section 16(a) forms they file.

   Based solely on our review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, Avenue A believes that during 2000 all filing requirements required by Section 16(a) applicable to our officers, directors and greater-than-10% beneficial owners were complied with by such persons.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected Arthur Andersen LLP, certified public accountants, to act as independent auditors of Avenue A for fiscal year 2001. Arthur Andersen LLP has been the auditor of Avenue A since 1998. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

   The aggregate fees and expenses billed for professional services rendered by Arthur Andersen LLP for fiscal year 2000 were as follows:

   (1) Audit Fees.................................................... $125,000

   (2) Financial Information and Systems Design and Implementation
       Fees.......................................................... $    --

   (3) All Other Fees................................................ $590,000

   The audit committee has considered whether the services provided to Avenue A by Arthur Andersen LLP are compatible with maintaining the public accountants' independence.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in the Proxy Statement and form of Proxy for a particular annual meeting. Shareholders that intend to present a proposal at the 2002 Annual Meeting of Avenue A must give notice of the proposal to Avenue A no later than December 21, 2001 to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the Proxy Statement and form of Proxy must give notice of the proposal to Avenue A not earlier than February 4, 2002 and not later than March 6, 2002. If the date of the 2002 Avenue A Annual Meeting is earlier than May 1, 2002 or later than June 29, 2002, notice of a proposal must be received by Avenue A by the earlier of the 90th day prior to the 2002 annual meeting or the tenth day following the public announcement of such meeting. Receipt by Avenue A of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2002 Annual Meeting because there are other relevant requirements in the Commission's proxy rules.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

   Copies of the Avenue A 2000 Annual Report to Shareholders are being mailed to shareholders, together with this Proxy Statement, form of Proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of Avenue A, 506 Second Avenue, 9th Floor, Seattle, Washington 98104.

   THE ANNUAL REPORT OF AVENUE A ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED IN THE AVENUE A 2000 ANNUAL REPORT TO SHAREHOLDERS.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Jeffrey J. Miller

                                          Jeffrey J. Miller
                                          Corporate Secretary

Seattle, Washington
April 20, 2001

                                                                      Appendix A

                                 AVENUE A, INC.

                            AUDIT COMMITTEE CHARTER

I. General Functions, Authority, and Role

   The audit committee is a committee of the board of directors. Its primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process.

   The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

   The company's outside auditor shall be accountable to the board of directors and to the audit committee, and the board of directors and audit committee shall have the authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors.

   The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors.

   While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct.

II. Membership

   The membership of the audit committee shall consist of at least three members of the board of directors who shall serve at the pleasure of the board of directors. The membership of the audit committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. or similar requirements of such other securities exchange or quotation system as may from time to time apply to the company.

   Audit committee members and the committee chair shall be designated by the full board of directors.

III. Responsibilities

   The responsibilities of the audit committee shall be as follows:

 A. General

   1. Meet at least twice per year, or more frequently as circumstances or the obligations of the audit committee require.

   2. Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

   3. Annually review and reassess the adequacy of this charter and submit it to the board of directors for approval.

   4. Perform such functions as may be assigned by law, the company's articles of incorporation or bylaws, or the board of directors.

 B. Outside Auditor

   1. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.

   2. Recommend to the board of directors the outside auditor to be nominated, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.

   3. Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1, (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

 C. Audit Process and Results

   1. Consider, in consultation with the outside auditor, the audit scope and plan of the internal auditors and the outside auditor.

   2. Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

   3. Consider and review with the outside auditor:

     a. The adequacy of the company's internal controls including computerized information system controls and security.

     b. Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

     c. The matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified and supplemented from time to time.

   4. Review and discuss with management and the outside auditor at the completion of the annual examination:

     a. The company's audited financial statements and related footnotes.

     b. The outside auditor's audit of the financial statements and their report thereon.

     c. Any significant changes required in the outside auditor's audit plan.

     d. Any serious difficulties or disputes with management encountered during the course of the audit.

     e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

   5. Consider and review with management:

     a. Significant findings during the year and management's responses thereto.

     b. Any difficulties encountered in the course of the outside auditor's audits, including any restrictions on the scope of their work or access to required information.

     c. Any changes required in the planned scope of the audit plan.

   6. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

   7. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

 D. Earnings Releases; Securities and Exchange Commission Filings

   1. On a quarterly basis, review the Company's quarterly earnings press release prior to its dissemination.

   2. Review filings with the Securities and Exchange Commission and other published documents containing the company's financial statements.

   3. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

 E. Internal Controls and Legal Matters

   1. Review the company's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

   2. Review legal and regulatory matters that may have a material impact on the financial statements and review related company compliance policies.

                                AVENUE A, INC.

           This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders--May 30, 2001

     The undersigned hereby appoint(s) Michael Vernon and Jeffrey J. Miller and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Avenue A, Inc. held of record by the undersigned on March 28, 2001 at the Annual Meeting of Shareholders of the Company to be held in the 40th Floor Conference Room in the Bank of America Tower, 701 Fifth Avenue, Seattle, Washington, at 8:00 a.m. on Wednesday, May 30, 2001, or any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

              IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE.



--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example.


         SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
                    THE SHAREHOLDER IN THE SPACE PROVIDED.
                 IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
                      VOTED "FOR ALL NOMINEES" IN ITEM 1.


--------------------------------------------------------------------------------
    The Board of Directors recommends a vote "FOR all Nominees" in Item 1.
--------------------------------------------------------------------------------

                                          FOR all         WITHHOLD AUTHORITY
                                          Nominees     to vote for all Nominees
(1) ELECTION OF DIRECTORS                   [ ]                   [ ]


Nominees:

Gregory B. Maffei -- Three-year term

Peter Neupert -- Three-year term

Jason Green -- Two-year term

Fredric W. Harman -- Two-year term

Nicholas J. Hanauer -- One-year term

Brian P. McAndrews -- One-year term



INSTRUCTION: To withhold authority for any individual nominee, print the nominee's name in the following space:


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Signature(s)                                                      Date
            -----------------------------------------------------     ----------
Please sign exactly as your name appears hereon. Attorneys, trustees, executors, and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

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              . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .